                                                                    Exhibit 99.1


[HARRIS INTERACTIVE LOGO]
FOR IMMEDIATE RELEASE


       HARRIS INTERACTIVE FISCAL FIRST QUARTER NET INCOME GROWS 35 PERCENT
                       CONSOLIDATED REVENUE UP 22 PERCENT
                     WORLDWIDE SALES BOOKINGS UP 18 PERCENT

ROCHESTER, NY - OCTOBER 28, 2004 - Harris Interactive (Nasdaq:HPOL) announced financial results for its fiscal first quarter 2005.

CONSOLIDATED REVENUE GROWS 22 PERCENT
Revenue for the quarter was $40.7 million, up 22% from the same period a year ago. Internet revenue for the quarter was $24.2 million, up 35% over last year. For the fiscal first quarter, Internet revenue comprised 59% of all revenue and 73% of U.S. revenue. "During this quarter, not only did we close the largest acquisition in the history of the Company, we also delivered very solid results and a sturdy base on which to build a strong fiscal year," stated Robert E. Knapp, CEO of Harris Interactive.

Organic revenue (excluding $2.6 million of WirthlinWorldwide and $1 million of Novatris revenue) was $37.1 million, up 11% versus $33.3 million in revenue for the same period last year. Organic Internet revenue (excluding $1 million from Novatris and $0.2 million from WirthlinWorldwide) was up 29% from the $17.9 million of Internet revenue reported a year ago. For the quarter, organic Internet revenue increased to 62% of the total organic revenue while traditional organic revenue contracted nine percentage points from a year ago.

OPERATING INCOME UP 34 PERCENT
Total operating income for the quarter rose 34% to $2.6 million, or 6.4% of revenue, compared to operating income of $1.9 million, or 5.8% of revenue reported in Q1 fiscal 2004. Net income for the quarter was $1.7 million, or $0.03 per share, up 35% from the $1.3 million, or $0.02 per share of net income reported in Q1 of fiscal 2004. "We expect that our operating margins will continue to rise as the Internet revenue mix increases. This leverage in the model should continue to produce similar growth rates going forward," stated Bruce A. Newman, CFO of Harris Interactive.

HEALTHY INTERNET GROWTH DRIVES EUROPEAN REVENUE UP 52 PERCENT
HI Europe revenue was $9.8 million, up 52% from the same period a year ago. European Internet revenue, now more than 25% of the total revenue, was $2.5 million (including $0.9 million from Novatris), up substantially from the $0.3 million of Internet revenue reported last year. Organic European revenue (excluding $1.0 million each from both WirthlinWorldwide and Novatris) was $7.7 million, up 20% versus $6.4 million in revenue for the same period last year. "We now are seeing significant growth in Europe, driven by accelerating interest in online research, as well as by our ability to conduct multi-mode, multi-country research for our global clients. We expect that European revenue will continue to increase and provide strong gains for the remainder of the fiscal year," stated Knapp.

WORLDWIDE SALES BOOKINGS UP 18 PERCENT - LED BY 35 PERCENT INCREASE IN EUROPE "Our increasing investment in sales continues to pay off as bookings for the quarter were up 18% on an organic basis, led by a 35% increase in organic sales bookings by HI Europe," said Gregory T. Novak, president and COO of Harris Interactive.

WIRTHLINWORLDWIDE INTEGRATION ON SCHEDULE AND PRODUCING RESULTS
"Our integration with WirthlinWorldwide continues on schedule," explained Novak. "The number of combined sales opportunities continues to increase, and we have already won several projects where our merged capabilities haven proven a strong advantage. We have also made rapid progress in aligning the combined organization and better focusing it to deliver high quality strategic research on a global scale. We expect the integration to be completed by the end of the calendar year," Novak concluded.

CASH POSITION AND BALANCE SHEET REMAIN HEALTHY
Cash and marketable securities as of September 30, 2004 were $39.2 million, down from the $56.6 million in cash reported at June 30, 2004. "Even though our cash position was reduced by the WirthlinWorldwide acquisition, we expect to continue to replenish it by about $4 to $5 million per quarter," said Newman.

FISCAL Q2 AND FISCAL YEAR GUIDANCE
Commenting on Q2 and fiscal year 2005, Knapp stated, "We believe that our sales growth, especially in Europe, will continue and produce revenue for the second fiscal quarter of between $52 and $54 million, including $12 - $13 million from WirthlinWorldwide. We expect that net earnings will be between $0.04 and $0.05 per fully diluted share. We remain comfortable with our earlier fiscal year 2005 guidance for revenue of between $210 and $215 million, which should produce net earnings of between $0.21 and $0.23 per fully diluted share."

COMPARISON TABLE
The table below breaks out Harris Interactive organic and consolidated (including Novatris and WirthlinWorldwide) revenue and income to help facilitate year over year comparisons:

----------------------- ------------ --------------- ---------------- ------------------ -----------------
  (in thousands U.S.      Q1FY05         Q1FY05          Q1FY04         YOY INCREASE       YOY INCREASE
       dollars)           ORGANIC     CONSOLIDATED    CONSOLIDATED         ORGANIC         CONSOLIDATED
----------------------- ------------ --------------- ---------------- ------------------ -----------------
REVENUE                   $37,081       $40,735          $33,267             11%               22%
----------------------- ------------ --------------- ---------------- ------------------ -----------------
GROSS PROFIT              $19,126       $21,335          $16,030             19%               33%
----------------------- ------------ --------------- ---------------- ------------------ -----------------
OPERATING INCOME           $2,264        $2,587           $1,930             17%               34%
----------------------- ------------ --------------- ---------------- ------------------ -----------------
NET INCOME                 $1,492        $1,689           $1,251             19%               35%
----------------------- ------------ --------------- ---------------- ------------------ -----------------

CONFERENCE CALL AND WEBCAST ACCESS INFORMATION
The Company has scheduled a conference call to discuss these results for later this morning, Thursday, October 28, 2004 at 8:00 a.m. ET. Robert E. Knapp, CEO will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (800) 310-6649 in the United States and Canada, or (719) 457-2709 internationally by 7:50a.m. ET on October 28.

The results media release and a live webcast of the conference call will be accessible via the Company's website at www.harrisinteractive.com. Following the call, an archived version of the webcast will be available for thirty days at the same address. No telephone replay of the call will be available.

This media release will also be available prior to the call at our website: www.harrisinteractive.com/news.

       Please see attached schedules for detailed financial information.

                                       ###





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
ABOUT HARRIS INTERACTIVE(R)
Harris Interactive Inc. (www.harrisinteractive.com), the 13th largest and fastest-growing market research firm in the world, is a Rochester, N.Y.-based global research company that blends premier strategic consulting with innovative and efficient methods of investigation, analysis and application. Known for The Harris Poll(R) and for pioneering Internet-based research methods, Harris Interactive conducts proprietary and public research to help its clients achieve clear, material and enduring results.

Harris Interactive combines its intellectual capital, databases and technology to advance market leadership through U.S. offices and wholly owned subsidiaries:
London-based HI Europe (www.hieurope.com), Paris-based Novatris (www.novatris.com), Tokyo-based Harris Interactive Japan, through newly acquired WirthlinWorldwide (www.wirthlinworldwide.com), a Reston, Virginia-based research and consultancy firm ranked 25th largest in the world, and through an independent global network of affiliate market research companies. EOE M/F/D/V

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:

Dan Hucko
Harris Interactive
585.214.7470
800.866.7655  x7470

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                             HARRIS INTERACTIVE INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                        SEPTEMBER 30,   JUNE 30,
                                                            2004          2004
                                                          --------      --------
                            ASSETS
Current assets:
   Cash and cash equivalents                              $ 18,153      $ 20,906
   Marketable securities                                    21,081        35,658
   Accounts receivable, net                                 30,619        23,876
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                   9,212         5,885
   Other current assets                                      4,682         4,227
   Deferred tax assets                                       6,340         6,340
                                                          --------      --------
          Total current assets                              90,087        96,892


Property, plant and equipment, net                           7,840         6,261
Goodwill                                                   101,070        63,906
Other intangibles, net                                       9,964         2,745
Deferred tax assets                                         24,384        25,383
Other assets                                                 2,035         1,937
                                                          --------      --------
          Total assets                                    $235,380      $197,124
                                                          ========      ========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          6,943         7,638
   Accrued expenses                                         14,940        11,570
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                     13,240        10,756
   Notes payable, current                                    2,829
                                                          --------      --------
          Total current liabilities                         37,952        29,964


Deferred tax liabilities                                     3,565           792
Other long-term liabilities                                    896           879
Notes payable                                                3,247             -
          Total stockholders' equity                       189,720       165,489
                                                          --------      --------
          Total liabilities and stockholders' equity      $235,380      $197,124
                                                          ========      ========

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



                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (In Thousands, except share and per share data)
                                   (Unaudited)

                                                 THREE MONTHS ENDED
                                                    SEPTEMBER 30,
                                           -----------------------------
                                                2004              2003

Revenue from services                      $    40,735       $    33,267
Cost of services                                19,400            17,237
                                           -----------       -----------
   Gross profit                                 21,335            16,030
                                                    52%               48%
Operating expenses:
  Sales and marketing expenses                   4,171             2,775
  General and administrative expenses           12,968            10,198
  Depreciation and amortization                  1,609             1,127
                                           -----------       -----------
  Total Operating Expenses                      18,748            14,100


OPERATING INCOME                                 2,587             1,930
Interest and other income, net                     179               121
                                           -----------       -----------
NET INCOME BEFORE INCOME TAXES                   2,766             2,051


Income tax expense                               1,077               800
                                           -----------       -----------
NET INCOME                                 $     1,689       $     1,251

Basic net income per share                 $      0.03       $      0.02
DILUTED NET INCOME PER SHARE               $      0.03       $      0.02

Weighted average shares outstanding -
                    Basic                   57,906,060        54,870,034
                    Diluted                 59,101,706        56,936,690






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